EXHIBIT 1.4
Rules of Procedure

of the Investment, Finance and Audit Committee

of the Supervisory Board of Infineon Technologies AG

—April 2008 version —
The Investment, Finance and Audit Committee (“Committee”) of Infineon Technologies AG adopts the following rules of procedure:
§ 1

General
(1) The Committee shall conduct its business and fulfil its duties pursuant to the provisions of law, the Articles of Association, the Rules of Procedure of the Supervisory Board and these Rules of Procedure and in line with the guidelines of the German Corporate Governance Code. Its members have the same rights and duties insofar as neither law nor the Articles of Association nor, to the extent permitted by law or the Articles of Association, the Rules of Procedure of the Supervisory Board or these Rules of Procedure otherwise determine. They are not bound by orders or directives and are only obligated to further the good of the Company.
(2) The Committee has the functions determined by applicable legal requirements, tasks assigned by the Supervisory Board in individual cases or generally by these Rules of Procedure. In particular the Committee discusses and oversees:
•     the accuracy of the financial statements of the company
•     the independence of the auditors
•     adherence to applicable law throughout the company,
•     the duties of the internal auditors and the external auditors
•     the general management of business by the Management Board in the area of accounting; auditing; preparation of balance sheets; determination, monitoring and estimating of risks; and any internal controls system; including the reports that are presented to the audit committee pursuant to applicable law
•     the internal rules for the reporting of violations of accounting requirements or applicable law as well as the Business Conduct Guidelines of the Company; in addition it processes such reports.

§ 2

Chairman; Composition; Compensation
(1) The Committee shall select a chairman from among its members.
(2) All members of the Committee must be independent of the Company within the meaning of applicable law and the rules of the capital markets on which the securities of the Company are listed or which are otherwise applicable.
(3) Each member of the Committee must maintain a degree of knowledge of bookkeeping and accounting necessary or sensible for the fulfilments of the duties of the Committee. At least one member of the Committee must be a “financial expert” (within the meaning of US law).
(4) Compensation for members of the Committee is determined by the Articles of Association of the Company and the resolutions of the General Shareholders Meeting. No member of the Committee may accept any additional compensation from the Company, with the exception of compensation for employees of the Company in connection with their employment duties.
§ 3

Duties of the Committee
(1) The duties of the Committee include in particular:
     (i) Questions regarding the financial statements, in particular the preparation for the Supervisory Board’s approval of the annual financial statements; for these purposes it is incumbent on the Investment, Finance & Audit Committee to review the preliminary audits of the annual financial statements, the Company report, the recommendation for the application of profits as well as to discuss the audit report with the external auditor.
     (ii) Review of interim financial statements to be made public or to be filed with stock exchange authorities.
     (iii) Questions regarding the independence of the auditor, proposal of a candidate to be recommended by the Supervisory Board for the auditors’ election by the shareholders’ meeting, appointment of the auditor for the annual and consolidated financial statements including determination of the points of emphasis for the audits, the granting of exceptional approvals for advisory services by the auditor and the exercise of oversight over the auditor.
     (iv) Discussion of possible deficiencies in the internal control system or other occurrences reported to the audit committee by the Management Board.
     (v) Determination of a procedure that makes it possible for employees of the company to anonymously and confidentially report to the audit committee complaints regarding accounting and auditing practices of the company; and pursuant to which such complaints which have been received by the company from third parties shall be forwarded to the Committee.
     (vi) Inspection and review of the books and papers as well as other assets of the Company.
     (vii) Consent to the resolution of the Management Board or a specially designated committee of the Management Board regarding an increase in the capital by means of the issuance of new shares out of approved or conditional capital to the extent that they are not to be issued to employees or issued against redemption of subscription rights in connection with a share option plan.
     (viii) Consent to the resolutions of the Management Board with respect to the exercise of the authority granted by the general Shareholders Meeting regarding the issuance of options or convertible securities, in particular the determination of borrowing limits and the possible exclusion of pre-emptive rights.
     (ix) Preparation of investment and disinvestment decisions of the plenum.
     (x) Discussion of questions regarding risk management and review of the risk management system.
     (xi) Discussion of matters regarding compliance with legal requirements and the Company’s internal compliance directives as well as oversight of the Company’s compliance systems.
(2) In addition the Committee supports the Supervisory Board in the oversight of management. In may for this purpose in particular exercise the special inspection and review rights of the Supervisory Board pursuant to Section 111 paragraph 2 of the Stock Corporation Act.
(3) The Committee may through its Chairman at any time pose questions to the auditor and discuss these. It may require all reports from the auditor that must be prepared pursuant to applicable legal or other requirements. In addition it may discuss with the auditor problems with or in connection with the audit.
(4) The Committee reports regarding its work through the Chairman to the Supervisory Board; the reports are made in the regularly scheduled meetings of the Supervisory Board; in urgent cases the Chairman of the Committee may also advise the Supervisory Board outside of regular meetings. The Committee reviews regularly the efficiency of its work; this review may also take place in the context of an efficiency review of the Supervisory Board.
§ 4

Convening of Meetings
(1) The meetings of the Committee take place regularly, at least once per calendar quarter if possible. In addition they will be convened when necessary to the fulfillment of the duties of the Committee.

(2) The meetings of the Committee will be called by the Chairman in writing, by fax or by electronic media or by telephone on at least two weeks notice. In connection therewith the day of sending of the notice and the day of the meeting will not be included in the calculation. To meet the deadline, timely mailing shall suffice. In urgent cases the Chairman may shorten the notice period to 3 days. The Committee will be convened if 2 of its members so demand, providing a statement of the reasons therefor.
(3) The notice of meeting shall be accompanied by notice of the place and time of the meeting as well as the agenda to the extent possible.
(4) The meetings shall take place at the headquarters of the Company if the Chairman of the Committee has not determined another place.
§ 5

Adoption of Resolutions
(1) Resolutions of the Committee shall generally be passed at meetings. Meetings of the Committee may also be held in the form of a telephone or video conference and individual members of the Committee may participate in the meetings by way of telephone or video communication. At the order of the chairman of the Committee, the Committee may also pass resolutions without holding meetings by submitting votes to the chairman of Committee in writing, by telephone, facsimile or telex, or using other means of telecommunication expressly including e-mail. Objections to this procedure are not permitted.
(2) The Committee is quorate when its members have been summoned in accordance with these regulations and at least 3 members take part in determination of resolutions. Therefore, any casting of votes pursuant to paragraph 1 and 7 shall be deemed as participation. A member also takes part in the determination of resolutions if he abstains.
(3) Resolutions regarding agenda items that have not been notified in accordance with these regulations may only be adopted at a meeting if no member of the Committee present objects. Absent members of the Committee are in such a case entitled to object to the resolution or to provide their subsequent consent during an appropriate period determined by the Chairman. The resolution first becomes effective when no absent member has objected within the stated period.
(4) Resolutions to the Committee will be adopted with the simple majority of votes cast, insofar as the law does not otherwise require. This also applies to elections.
(5) In the event of a tied vote the Chairman shall have a second vote in the case of a further tie.
(6) Minutes shall be taken of the meetings and resolutions of the Committee if so determined by the Chairman. These shall be signed by the Chairman of the Committee and the minutes of meetings shall also be signed by the minute taker. Each member of the Committee shall then receive a draft. The minutes shall include the place and day of the meeting, the participants, the agenda items, the essential points of the discussion and the resolutions of the Committee.

(7) An absent member of the Committee can cast his vote through delivery of his written vote by another Committee member.
. (i) Questions regarding the financial statements, in particular the preparation for the Supervisory Board’s approval of the annual financial statements; for these purposes it is incumbent on the Investment, Finance & Audit Committee to review the preliminary audits of the annual financial statements, the Company report, the recommendation for the application of profits as well as to discuss the audit report with the external auditor.
     (ii) Review of interim financial statements to be made public or to be filed with stock exchange authorities.
     (iii) Questions regarding the independence of the auditor, proposal of a candidate to be recommended by the Supervisory Board for the auditors’ election by the shareholders’ meeting, appointment of the auditor for the annual and consolidated financial statements including determination of the points of emphasis for the audits, the granting of exceptional approvals for advisory services by the auditor and the exercise of oversight over the auditor.
     (iv) Discussion of possible deficiencies in the internal control system or other occurrences reported to the audit committee by the Management Board.
     (v) Determination of a procedure that makes it possible for employees of the company to anonymously and confidentially report to the audit committee complaints regarding accounting and auditing practices of the company; and pursuant to which such complaints which have been received by the company from third parties shall be forwarded to the Committee.
     (vi) Inspection and review of the books and papers as well as other assets of the Company.
     (vii) Consent to the resolution of the Management Board or a specially designated committee of the Management Board regarding an increase in the capital by means of the issuance of new shares out of approved or conditional capital to the extent that they are not to be issued to employees or issued against redemption of subscription rights in connection with a share option plan.
     (viii) Consent to the resolutions of the Management Board with respect to the exercise of the authority granted by the general Shareholders Meeting regarding the issuance of options or convertible securities, in particular the determination of borrowing limits and the possible exclusion of pre-emptive rights.
     (ix) Preparation of investment and disinvestment decisions of the plenum.
     (x) Discussion of questions regarding risk management and review of the risk management system.
     (xi) Discussion of matters regarding compliance with legal requirements and the Company’s internal compliance directives as well as oversight of the Company’s compliance systems.

§ 6

Conflicts of Interest
Each member of the Committee must avoid conflicts of interest and where unavoidable must resolve them in favour of the Company. Such conflicts of interest must be reported to the Committee by the Member concerned. If the matter may not otherwise be resolved the Committee Member must resign from the Committee. In the event of doubt the Supervisory Board shall decide in these matters.
§ 7

Obligation of Confidentiality
Section 11 of the Rules of Procedure of the Supervisory Board also applies to the work of the Committee, in particular for all confidential information and secrets of the Company as well as for the contents and proceedings of the Committee meetings, proposed resolutions and resolutions.
§ 8

Effectiveness
These Rules of Procedure of the Committee shall come into effect on April 30, 2008. Any amendments will become effective upon the adopting of the respective resolution or at the time specified in the respective adopting resolution.

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